Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Blue Gold Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(1)	Other	33,887,255	$0.9879	$33,477,219.21		$4,623.20

Total Offering Amounts:							$33,477,219.21		4,623.20
Total Fees Previously Paid:									4,623.20
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act, the Class A ordinary shares registered hereby also include an indeterminate number of additional Class A ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

Consists of 33,877,255 VWAP Purchase Shares. All the Class A ordinary shares are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-1.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low trading prices of the Company’s ordinary shares as reported on the Nasdaq Global Market on May 15, 2026, which date is within five business days of the filing this Post Effective Amendment No. 1 to the Registration Statement on Form F-1.

A registration fee of $51,485.24 has previously been paid in connection with the initial filing of the Registration Statement, initially filed with the Securities and Exchange Commission on August 26, 2025, and as amended by Pre-Effective Amendment No. 1 on October 21, 2025. Accordingly, no registration fee is being paid with this Post-Effective Amendment No. 2 to the Registration Statement on Form F-1.